Exhibit 99.1

Viper Energy Announces Pricing of Upsized Class A Common Stock Offering

MIDLAND, Texas, Jan. 30, 2025 (GLOBE NEWSWIRE) — Viper Energy, Inc. (NASDAQ: VNOM) (“Viper”) announced today the pricing of an underwritten public offering of 24,640,000 shares of its Class A common stock at a price to the public of $44.50 per share (the “Primary Offering”). Viper’s offering of 24,640,000 shares of Class A common stock represents a 2,640,000 share upsize to the originally proposed 22,000,000 share offering. The underwriters have a 30-day option to purchase up to an additional 3,696,000 shares of Class A common stock from Viper at the public offering price (less the underwriting discount).

Net proceeds to Viper from the sale of the 24,640,000 shares of its Class A common stock, after the underwriting discount and estimated offering expenses, will be approximately $1.1 billion (or $1.2 billion, if the underwriters exercise their option in full).

Viper intends to use the net proceeds from the Primary Offering to fund the cash consideration for its previously announced pending acquisition of all of the equity interests of certain mineral and royalty-interest owning subsidiaries of Viper’s parent, Diamondback Energy, Inc. (the “Pending Drop Down”), if it closes. If the Pending Drop Down does not close, Viper will use the net proceeds from the Primary Offering for general corporate purposes.

The Primary Offering is expected to close on February 3, 2025, subject to customary closing conditions.

J.P. Morgan, Citigroup, Mizuho and Morgan Stanley are acting as joint book-running managers for the Primary Offering. Copies of the written base prospectus and prospectus supplement for the Primary Offering may be obtained on the website of the Securities and Exchange Commission, www.sec.gov or, when available, may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at prospectus-eq_fi@jpmchase.com; Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (800) 831-9146; Mizuho Securities USA LLC, Attn: Equity Capital Markets, 1271 Avenue of the Americas, New York, New York 10020, by telephone at 1-212-205-7600 or by email at US-ECM@mizuhogroup.com; or Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

The Class A common stock will be issued and sold pursuant to an effective automatic shelf registration statement on Form S-3ASR previously filed with the Securities and Exchange Commission (the “Registration Statement”).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The Primary Offering may only be made by means of a prospectus supplement and related base prospectus.

About Viper Energy, Inc.

Viper is a publicly traded Delaware corporation that owns and acquires mineral and royalty interests in oil and natural gas properties primarily in the Permian Basin.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding the completion of the Primary Offering, Viper’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Be cautioned that these forward-looking statements are subject to all of the risk and uncertainties, most of which are difficult to predict and many of which are beyond Viper’s control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, risks relating to the Pending Drop Down, including its consummation or the realization of the anticipated benefits and synergies therefrom. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth in Viper’s filings with the SEC, including the base prospectus and prospectus supplement relating to the Primary Offering, the Registration Statement, its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, under the caption “Risk Factors,” as may be updated from time to time in Viper’s periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Viper undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contacts:

Adam Lawlis

+1 432.221.7467

alawlis@diamondbackenergy.com

Austen Gilfillian

+1 432.221.7420

agilfillian@viperenergy.com

Source: Viper Energy, Inc.